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VIA U.S. MAIL AND FACSIMILE



October 2, 2000


Mr. Rich Furlauto
Institutional Shareholders Services
1455 Research Blvd.
Rockville, MD   20850



Dear Mr. Furlauto:


Thank you for the opportunity to continue our dialogue over the last several days regarding Tenet Healthcare Corporation's view of various corporate governance issues. In the course of our discussions, Jeff Barbakow has reaffirmed to you Tenet's commitment to take the following actions as outlined below:

         1. Tenet will add no less than two (2) outside, independent directors to our Board within the next twelve (12) months. As we have discussed, Tenet has specific criteria in mind for the individuals who will fill these Board positions and we will continue to strive to find the individuals who meet those criteria.

         2. As you know, in response to a shareholder vote recommending that the Board redeem Tenet's poison pill and in an effort to be responsive to our shareholders' concerns, last year our Board acted to redeem Tenet's poison pill. We understand the issues you have raised concerning adoption of a new poison pill without shareholder approval. Jeff Barbakow has committed to seek Board approval of the necessary changes to the Company's Articles that would require shareholder approval of any future poison pill.

         3. Jeff Barbakow has resigned as a member of the Board's Nominating Committee and will serve on that Committee only in an ex-officio (non-voting) capacity.


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Rich Furlauto
October 2, 2000
Page 2


         4. As Chairman of the Board, Mr. Barbakow will recommend to the Board that they again review and consider the issue of a classified Board of Directors. While we have differing views on this subject, it is our intent to listen to the concerns and perspective of our shareholders. Accordingly, we will seek input from several large shareholders in this process. We cannot commit to an outcome, but can assure you that the process will be seriously undertaken and thoroughly reviewed.

Rich, we believe the dialogue that has taken place between our entities is an important one and should continue throughout the year. Thank you again for the opportunity to outline the Company's intentions with respect to these issues. If you have any questions, please contact me.

Very truly yours,

/s/ CHRISTI R. SULZBACH

Christi R. Sulzbach


cc:      Jeffrey Barbakow
         Paul Russell

bcc:     Richard Silver